UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 16, 2024

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 E Lancaster Avenue, Suite 400
Radnor, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 610 251-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	TGI	New York Stock Exchange
Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01. OTHER EVENTS.

On February 16, 2024, Triumph Group, Inc. (“Triumph” or the “Company”) announced the commencement of an offer to purchase for cash (the “Asset Sale Offer”) up to $580,000,000 of the Company’s 9.000% Senior Secured First Lien Notes due March 14, 2028 (the “Notes”), with a portion of the net cash proceeds that it will receive from the previously announced sale of its product support business. The Asset Sale Offer is being made pursuant to the indenture governing the notes, dated as of March 14, 2023 (the “Indenture”) and the Asset Sale Offer to Purchase, dated February 16, 2024 (the “Offer to Purchase”) which more fully sets forth the terms and conditions of the Asset Sale Offer.

The Asset Sale Offer will expire at 5:00 p.m., New York City time, on March 18, 2024 (the “Expiration Date”), unless extended or earlier terminated by the Company, with an early tender deadline of 5:00 p.m., New York City time, on March 4, 2024 (the “Early Tender Date”), unless extended or earlier terminated by the Company.

Under the terms of the Asset Sale Offer, holders of the Notes (“Holders”) who validly tender (and do not validly withdraw) their notes on or prior to March 4, 2024, (the “Early Tender Date”), and whose Notes are accepted for purchase by the Company, will receive the “Asset Sale Consideration,” which will be equivalent to $1,000 per $1,000 principal amount of Notes tendered. Holders validly tendering their Notes between the day following the Early Tender Date and on or prior to the Expiration Date will only be eligible to receive the “Tender Offer Consideration,” which will be equal to $990 per $1,000 principal amount of Notes tendered. In addition, Holders whose Notes are accepted for purchase by the Company will receive a cash payment representing the accrued and unpaid interest on those Notes from the applicable last interest payment date to, but not including, the applicable Payment Date (as defined in the Offer to Purchase) (“Accrued Interest”). If the Asset Sale Offer is oversubscribed, the Company will accept for purchase Notes on a pro rata basis as set forth in the Offer to Purchase.

A copy of the press release announcing the Asset Sale Offer, and which describes the Asset Sale Offer in greater detail, is hereby incorporated by reference and attached hereto as Exhibit 99.1.

This report does not constitute a notice of redemption under the optional redemption provisions of the Indenture, nor does it constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation or sale will be made in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 16, 2024 announcing the Offer to Purchase.
104.1	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2024	TRIUMPH GROUP, INC. By: ______________________________ Thomas A. Quigley, III Vice President, Investor Relations, Mergers & Acquisitions and Treasurer